                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

                                          [_] Confidential, for Use of the
Check the appropriate box:                    Commission only (as permitted by
                                              Rule 14a-6(e)(2))

[_]   Preliminary Proxy Statement

[X]   Definitive Proxy Statement

[_]   Definitive Additional Materials

[_]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                               ONI Systems Corp.
               (Name of Registrant as Specified in its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


  (4) Proposed maximum aggregate value of transaction:

  (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing Party:

  (4) Date Filed:

                               ONI Systems Corp.
                             166 Baypointe Parkway
                            San Jose, CA 95134-1621

                                April 20, 2001

To Our Stockholders:

   You are cordially invited to attend the 2001 Annual Meeting of Stockholders of ONI Systems Corp. to be held at the Silicon Valley Conference Center, 2161 North First Street, San Jose, California 95131, at 10:00 a.m. Pacific Standard Time on Wednesday, May 16, 2001.

   The matters expected to be acted upon at the meeting are the election of two directors to our board of directors and the ratification of KPMG LLP as our independent auditors for 2001. Each of these proposals is described in detail in the following notice of the 2001 Annual Meeting of Stockholders and proxy statement.

   It is important that you use this opportunity to take part in the affairs of ONI Systems Corp. by voting on the business to come before this meeting. Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope so that your shares may be represented at the meeting. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

   We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ Hugh C. Martin
                                          Hugh C. Martin
                                          President, Chief Executive Officer
                                           and Chairman of the Board

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                April 20, 2001

To Our Stockholders:

   NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of ONI Systems Corp. will be held at the Silicon Valley Conference Center, 2161 North First Street, San Jose, California 95131, at 10:00 a.m. Pacific Standard Time on Wednesday, May 16, 2001. Only stockholders of record at the close of business on March 19, 2001 are entitled to vote at the Annual Meeting. At the Annual Meeting, we will ask stockholders to act on the following matters:

  1. The election of two Class I directors, each to serve until the 2004 Annual Meeting of Stockholders. At the meeting, our Board of Directors intends to present the following incumbent directors as nominees for re-election as directors:

       Kevin R. Compton    Jonathan D. Feiber

  2. Ratify the selection of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2001.

  3. Transact any other business that is properly presented at the Annual Meeting or any adjournment thereof.

   Each of these matters is described in more detail in the enclosed Proxy Statement which constitutes part of this Notice. We have also enclosed a copy of our Annual Report for our year ended December 31, 2000. Please use this opportunity to take part in ONI Systems' affairs by voting your shares.

                                          By Order of the Board of Directors,

                                          /s/ Michael A. Dillon
                                          Michael A. Dillon
                                          Vice President, General Counsel and
                                           Secretary

San Jose, California
April 20, 2001


                            YOUR VOTE IS IMPORTANT.
      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE THE
          ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED.

                               TABLE OF CONTENTS

Proxy Statement for the 2001 Annual Meeting of Stockholders:
  Proposal No. 1--Election of Directors....................................   3
    Nominees to the Board of Directors.....................................   3
    Continuing Directors...................................................   3
    Board of Directors Meetings, Committees and Compensation...............   4
    Compensation Committee Interlocks and Insider Participation............   5
  Report of the Audit Committee............................................   6
  Proposal No. 2--Ratification of Selection of Independent Auditors........   7
  Security Ownership of Certain Beneficial Owners and Management...........   8
  Executive Compensation...................................................  10
    Summary Compensation Table for 2000....................................  10
    Option Grants in Fiscal 2000...........................................  11
    Aggregated Option Exercises in Fiscal 2000 and Option Values at
     December 31, 2000.....................................................  12
    Employee Benefit Plans.................................................  12
  Compensation Arrangements with Executive Officers........................  15
  Compensation Committee Report on Executive Compensation..................  16
  Stock Price Performance Graph............................................  18
  Certain Relationships and Related Transactions...........................  19
  Stockholder Proposals for the 2002 Annual Meeting of Stockholders........  21
  Compliance Under Section 16(a) of the Securities Exchange Act of 1934....  21
  Other Business...........................................................  21
Appendix: Charter of the Audit Committee of the Board of Directors.........  22

                               ONI Systems Corp.
                             166 Baypointe Parkway
                            San Jose, CA 95134-1621

                               ----------------

                                PROXY STATEMENT
                  FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS

                          To be held on May 16, 2001

   The accompanying proxy is solicited on behalf of the board of directors of ONI Systems Corp., a Delaware corporation, for use at the 2001 Annual Meeting of Stockholders to be held at the Silicon Valley Conference Center, 2161 North First Street, San Jose, California 95131, on Wednesday, May 16, 2001 at 10:00 a.m., Pacific Standard Time. This proxy statement and the accompanying form of proxy were first mailed to stockholders on or about April 20, 2001. Our annual report and Form 10-K for the fiscal year ended December 31, 2000 are enclosed with this proxy statement.

Record Date

   Only holders of record of our common stock at the close of business on March 19, 2001, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on the record date, we had 136,298,595 shares of common stock outstanding and entitled to vote.

Voting Rights

   Holders of our common stock are entitled to one vote for each share held as of the record date. Shares may not be voted cumulatively. If a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote shares on a particular matter, a "broker non-vote," then those shares will not be considered present and entitled to vote on that matter, although they will be counted in determining whether or not a quorum is present at the meeting.

Vote Needed for a Quorum

   A quorum is required for our stockholders to conduct business at the Annual Meeting. The holders of a majority of the shares of our common stock entitled to vote on the record date, present in person or represented by proxy, will constitute a quorum for the transaction of business.

Voting of Proxies

   The proxy accompanying this proxy statement is solicited on behalf of our board of directors for use at the meeting. Please complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope or otherwise mail it to us. All executed, returned proxies that are not revoked will be voted in accordance with the included instructions. Signed proxies that are returned without instructions as to how they should be voted on a particular proposal at the meeting will be counted as votes "for" such proposals. Proxies returned to us marked as abstentions will not affect the outcome of the vote on each of the proposals, but will be included in the calculation of the number of shares considered to be present at the meeting for quorum purposes.

The failure of a stockholder to submit a proxy or to vote in person at the Annual Meeting will not affect the outcome of the vote on each of the proposals, and will not be counted toward a quorum.

Vote Required to Approve the Proposals

   Election of directors. With respect to Proposal No. 1, the two directors will be elected by a plurality of the votes of the shares of our common stock, present in person or represented by proxy at the Annual Meeting, and entitled to vote on the election of directors, which means that the two nominees who receive the most votes will be elected. Your proxy will be voted for each of the two nominees listed on the proxy card unless your proxy is marked to withhold authority to vote for either or both of them.

   Ratification of Selection of Auditors. Approval and adoption of Proposal No. 2 requires the affirmative vote of a majority of the shares of our common stock, present in person or represented by proxy at the Annual Meeting.

   We are not aware of any other matters to be brought before the Annual Meeting. However, as to any business that may properly come before the Annual Meeting, we intend that proxies in the form enclosed will be voted in accordance with the judgment of the persons holding such proxies.

Adjournment of Meeting

   In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the shares of common stock present in person or represented by proxy at the Annual Meeting.

Expenses of Soliciting Proxies

   We will pay the expenses of soliciting proxies to be voted at the Annual Meeting. Following the original mailing of the proxies and other soliciting materials, we and/or our agents may also solicit proxies by mail, telephone, telegraph or in person. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, we may reimburse the record holders for their reasonable expenses.

Revocability of Proxies

   Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

  . a written instrument delivered to the Secretary of ONI Systems stating that the proxy is revoked;

  . a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Annual Meeting; or

  .  attendance at the Annual Meeting and voting in person.

   Communications to the Secretary should be addressed to Michael A. Dillon, Vice President, General Counsel and Secretary, at ONI Systems Corp., 166 Baypointe Parkway, San Jose, California, 95134-1621. Please note that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Annual Meeting, the stockholder must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming the stockholder's beneficial ownership of the shares.

                     PROPOSAL NO. 1--ELECTION OF DIRECTORS

   The board currently consists of six directors. The board of directors is divided into three classes with overlapping three-year terms. The terms of office of the respective classes expire in successive years.

   Two Class I directors are to be elected at the Annual Meeting for a three-year term ending in 2004. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2002 and 2003, respectively. The board of directors proposes that each of the Class I nominees named below, both of whom are currently serving as Class I directors, be re-elected as a Class I director for a three-year term expiring at the Annual Meeting of stockholders in 2004 and until such director's successor is duly elected and qualified or until such director's earlier resignation or removal. We are not aware that any nominee is unable or unwilling to serve. However, if any nominee is unable or for good cause unwilling to serve, the proxy holders may decide to vote the shares for any substitute nominee. If we identify another candidate for the board of directors after the Annual Meeting, the board of directors is authorized to increase the number of directors and appoint an additional director.

Nominees to the Board of Directors

   The nominees, and their ages as of March 1, 2001 and occupations, are:

                                                                                    Director
       Name of Director     Age                Principal Occupation                  Since
       ----------------     ---                --------------------                 --------
   Kevin R. Compton(1).....  42 General Partner at Kleiner Perkins Caufield & Byers   1998

   Jonathan D.               44 General Partner at Mohr Davidow Ventures              1998
    Feiber(1)(2)...........

--------
(1) Member of the Compensation Committee

(2) Member of the Audit Committee

   Kevin R. Compton has served as a director of ONI Systems since January 1998. Mr. Compton has served as a general partner at Kleiner Perkins Caufield & Byers, a venture capital firm, since 1990. Mr. Compton serves on the boards of directors of 360networks inc., Citrix Systems, Inc., Rhythms NetConnections Inc. and VeriSign, Inc.

   Jonathan D. Feiber has served as a director of ONI Systems since January 1998. Mr. Feiber has served as a general partner at Mohr Davidow Ventures, a venture capital investment firm, since 1991. From 1983 to 1991, he served in various capacities at Sun Microsystems, most recently as Vice President of Networking. He is a director of several privately-held companies. He holds a B.A. in Computer Science and Mathematics from the University of Colorado.

Continuing Directors

   The following table shows our current directors, excluding those who are nominees for election.

                                                                      Director
       Name of Director      Age        Principal Occupation           Since
       ----------------      ---        --------------------          --------
   Hugh C. Martin(3)........  47 President, Chief Executive Officer     1998
                                  and Chairman of the Board of
                                  Directors of ONI Systems

   Matthew W. Bross(4)......  40 Senior Vice President and Chief        1999
                                  Technology Officer of Williams
                                  Communications, Inc.

   James F. Jordan(2)(3)....  61 Private Investor                       1998

   Gregory B. Maffei(2)(4)..  40 President and Chief Executive          2000
                                  Officer of 360networks inc.

--------
(1) Member of the Compensation Committee

(2) Member of the Audit Committee

(3) Term expires at the 2002 Annual Meeting

(4) Term expires at the 2003 Annual Meeting

   Hugh C. Martin has served as President and Chief Executive Officer of ONI Systems, and a member of the board of directors, since January 1998. He was appointed Chairman of the board of directors in February 2000. From July 1997 to January 1998, he served as Entrepreneur-in-Residence at Kleiner Perkins Caufield & Byers, a venture capital firm. Mr. Martin served as President of The 3DO Company, an entertainment software company, from 1992 to June 1997. He holds a B.S. in Electrical Engineering from Rutgers University.

   Matthew W. Bross has served as a director of ONI Systems since November 1999. Since May 1999, he has served as Senior Vice President and Chief Technology Officer of Williams Communications, Inc., a communications service provider. From March 1997 to May 1999, he served in various management capacities for Williams Communications. From 1991 to March 1997, he served as the founder and Chief Executive Officer of Critical Technologies, Inc., a telecommunications infrastructure company, which was acquired by Williams Communications in March 1997.

   James F. Jordan has served as a director of ONI Systems since March 1998. Mr. Jordan has privately managed his investment fund since 1994. He was one of the founders of Ungermann-Bass Inc. and was President and Chief Executive Officer of Kalpana, Inc. prior to the sale of the company to Cisco Systems in 1994. He holds a B.S. in Business and Marketing from the University of Utah.

   Gregory B. Maffei has served as a director of ONI Systems since February 2000. Mr. Maffei has served as President and Chief Executive Officer and as a member of the board of directors of 360networks inc., a communications service provider, since January 2000. From 1993 to January 2000, Mr. Maffei served in various capacities with Microsoft Corporation, a software company, most recently as Senior Vice President, Finance and Administration, and Chief Financial Officer. He serves on the board of directors of Expedia, Inc. and Starbucks Corporation. He holds an M.B.A. from Harvard University Graduate School of Business and a B.A. from Dartmouth College.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
                       EACH OF THE NOMINATED DIRECTORS.

Board of Directors Meetings, Committees and Compensation

 Board of Directors Meetings

   The board of directors met nine times, including telephonic meetings, and acted by unanimous written consent eighteen times during the fiscal year ended December 31, 2000, including ten written consents approving compensation related matters. No director attended fewer than 75% of the aggregate total number of meetings held by the board of directors and by all committees of the board of directors on which such director served, during the period that such director served.

 Board of Directors Committees

   The board of directors has an audit committee and a compensation committee. The board of directors does not have a nominating committee or a committee performing similar functions.

   Audit Committee. Messrs. Jordan, Feiber and Maffei are currently the members of the audit committee. They were appointed to the committee effective March 8, 2000. The audit committee did not meet, independent of the board of directors, during 2000. The Chairman of the audit committee, on behalf of all the committee members, met twice during 2000 with our management and our independent auditors to review our quarterly financial statements prior to inclusion of these financial statements in our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission. In March 2001, the audit committee met with our management and our independent auditors to review our 2000 year-end financial statements prior to inclusion of these financial statements in our annual report on Form 10-K filed with the Commission. The audit committee reviews and monitors our financial statements and accounting practices, makes recommendations to our board of directors regarding the selection of independent auditors and reviews the results and scope of audits and other services provided by our independent auditors.

   Compensation Committee. Messrs. Compton and Feiber are currently the members of the compensation committee. They were appointed to the committee effective March 8, 2000. The compensation committee acted by written consent six times during 2000. The compensation committee determines our general compensation policies, as well as specific compensation for all of our executive officers. The compensation committee also administers our 2000 equity incentive plan and our 2000 employee stock purchase plan.

 Director Compensation

   Directors are not paid for their services on the board of directors or any committee (other than reimbursement for expenses), except that non-employee directors participate in our 2000 equity incentive plan. Under the terms of the 2000 equity incentive plan, we granted options to purchase 80,000 shares of common stock at an exercise price of $82.56 to Messrs. Feiber and Compton, who are non-employee directors who became members of the board of directors prior to May 31, 2000 and who had not previously received an option grant. In addition, each non-employee director who becomes a member of the board of directors will be granted an option to purchase 80,000 shares of common stock on the date on which the individual first becomes a non-employee director. Immediately following this Annual Meeting and each successive annual meeting of stockholders, each non-employee director will be granted an additional option to purchase 40,000 shares of common stock if the director has served continuously as a member of the board of directors since the date of the prior annual meeting. The board of directors may make discretionary supplemental grants to a non-employee director who has served for less that one year from the date of that director's initial grant. The options have ten-year terms. They will terminate three months following the date the director ceases to be a director or a consultant or 12 months following termination due to death or disability. All options granted under the 2000 equity incentive plan will become exercisable over a four year period at a rate of 25% after one year and 2.083% per month thereafter so long as he or she continues as a member of the board of directors or as a consultant. In the event of our dissolution or liquidation or a change in control transaction, options granted to directors under the plan will become 100% vested and exercisable in full.

Compensation Committee Interlocks and Insider Participation

   None of the members of the compensation committee (consisting of Messrs. Compton and Feiber) has at any time since our formation been an officer or employee of ours. None of our executive officers currently serves or in the past has served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or compensation committee. Prior to the creation of our compensation committee in March 2000, all compensation decisions were made by our full board of directors.

   The following is the report of the audit committee with respect to ONI Systems' audited financial statements for fiscal year 2000. The information in this report is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference. In addition, this information shall not otherwise be deemed to be "soliciting material" or filed under these Acts.

                         REPORT OF THE AUDIT COMMITTEE

   The Audit Committee's purpose is to assist the Board of Directors in its oversight of ONI Systems' financial accounting, reporting and controls. The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent" as required by applicable listing standards of the Nasdaq National Market. The Committee operates pursuant to a charter approved by the Board of Directors in March 2000. A copy of the current charter is attached to this proxy statement as Annex A.

   Management is responsible for the preparation, presentation and integrity of ONI Systems' financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, KPMG LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of ONI Systems' internal controls and the overall quality of ONI Systems' financial reporting.

   In performing its oversight role, the Audit Committee considered and discussed the audited financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee also considered whether the provision of non-audit services by the independent auditors is compatible with maintaining the auditors' independence and has discussed with the auditors the auditors' independence. Based on the reports and discussions described in this Report, and subject to the limitations on the role and responsibilities of the Committee referred to below and in the Charter, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2000. The Audit Committee and the Board of Directors also recommended, subject to stockholder approval, the selection of KPMG LLP as independent auditors.

   The aggregate fees billed by KPMG LLP for services completed in 2000 were:

  .  $257,550 for its audit and quarterly reviews;

  .  $1,091,434 for financial information systems design and implementation;
     and

  .  $761,460 for all other non-audit services.

   The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of ONI Systems' financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that KPMG LLP is in fact "independent" as required by the Nasdaq National Market.

                                          Audit Committee

                                          Jonathan D. Feiber
                                          James F. Jordan
                                          Gregory B. Maffei

                 PROPOSAL NO. 2--RATIFICATION OF SELECTION OF
                             INDEPENDENT AUDITORS

   We have selected KPMG LLP as our independent auditors to perform the audit of our financial statements for the year ending December 31, 2001, and we are asking stockholders to ratify our selection. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they wish to do so, and they will be available to respond to appropriate questions from stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION
                         OF THE SELECTION OF KPMG LLP

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table presents information as to the beneficial ownership of our common stock as of March 1, 2001:

  . each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

  .  each of our directors;

  . our Chief Executive Officer and four other most highly compensated executive officers whose salary and bonus for the fiscal year ending December 31, 2000 was more than $100,000; and

  .  directors and executive officers as a group.

   The percentage ownership is based on 136,175,617 shares of common stock outstanding as of March 1, 2001. Shares of common stock that are subject to options currently exercisable or exercisable within 60 days of March 1, 2001, are deemed outstanding for the purposes of computing the percentage ownership of the person holding these options but are not deemed outstanding for computing the percentage ownership of any other person. Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.

                                                           Amount and
                                                           Nature of  Percent
                                                           Beneficial   of
                  Name of Beneficial Owner                 Ownership   Class
                  ------------------------                 ---------- -------
   Kevin R. Compton(1).................................... 11,695,080   8.6%
    Kleiner Perkins Caufield & Byers and affiliates

   Jonathan D. Feiber(2).................................. 10,382,709   7.6
    Mohr, Davidow Ventures and affiliates

   Hugh C. Martin(3)......................................  5,586,790   4.1

   Matthew W. Bross(4)....................................  1,885,364   1.4
    Williams Communications, Inc.

   James F. Jordan(5).....................................  1,749,891   1.3

   William R. Cumpston(6).................................  1,040,522    *

   Chris A. Davis(7)......................................  1,001,600    *

   Robert J. Jandro(8)....................................    775,211    *

   Rohit Sharma(9)........................................    670,497    *

   Gregory B. Maffei(10)..................................    280,000    *

   All executive officers and directors as a group (13
    persons)(11).......................................... 36,571,348  26.9

--------
 *  Represents beneficial ownership of less than 1%

 (1) Represents 79,131 shares held by Mr. Compton, 10,950,457 shares held by Kleiner Perkins Caufield & Byers VIII, L.P., 634,076 shares held by KPCB VIII Founders Fund and 31,416 shares held by KPCB Information Sciences Zaibatsu Fund II. Kevin R. Compton, a director of ONI Systems, is also a general partner of Kleiner Perkins Caufield & Byers. Mr. Compton disclaims beneficial ownership of shares held by KPCB and affiliates except to the extent of his interest in KPCB and affiliates. The address of Kleiner Perkins Caulfield & Byers and Mr. Compton is 2750 Sand Hill Road, Menlo Park, California 94025.

 (2) Represents 1,812 shares held by Mr. Feiber, 125,557 shares held by the Feiber-Buhr Trust, 10,167,374 shares held by Mohr, Davidow Ventures V, L.P. and 87,966 shares held by Mohr, Davidow Ventures V, L.P. as nominee for MDV Entrepreneurs' Network Fund II (A), L.P. and MDV Entrepreneurs' Network Fund II (B), L.P. Jonathan D. Feiber, a director of ONI Systems, is also a general partner of Mohr, Davidow Ventures. Mr. Feiber disclaims beneficial ownership of shares held by Mohr, Davidow Ventures and affiliates except to the extent of his interest in Mohr, Davidow Ventures and affiliates. The address of Mohr, Davidow Ventures and Mr. Feiber is 2775 Sand Hill Road, Suite 240, Menlo Park, California 94025.

 (3) Represents 5,311 shares held by Mr. Martin, 5,488,807 shares held by the HMCM Trust, 34,836 shares held by the Hugh C. Martin 2000 Grantor Retained Annuity Trust under agreement dated March 23, 2000, 34,836 shares held by the Moira C. Martin 2000 Grantor Retained Annuity Trust under agreement dated March 23, 2000, 20,000 shares held by The Martin Family 2000 Irrevocable Trust under agreement dated March 23, 2000 and 3,000 shares held by the Martin Children's Trust. Includes 931,915 shares subject to a repurchase right that lapses at a rate of 84,719 shares per month until January 2002. Includes 861,216 shares subject to a repurchase right that lapses at a rate of 25,329 shares per month until December 2003.

 (4) Represents 282,460 shares held by Matthew W. Bross Revocable Trust and 1,602,904 shares held by Williams Communications, Inc. Mr. Bross serves as Senior Vice President and Chief Technology Officer of Williams Communications and disclaims beneficial ownership of shares held by it. Includes 123,750 shares subject to a repurchase right that lapses at a rate of 3,750 shares per month until November 2003.

 (5) Includes 97,500 shares held by Mr. Jordan subject to a repurchase right that lapses at a rate of 7,500 shares per month until March 2002. Includes 35,000 shares subject to a repurchase right that lapses at a rate of 5,000 shares per month until October 2001.

 (6) Represents 1,009,522 shares held by Mr. Cumpston, 14,500 shares held by the William R. Cumpston 2000 Grantor Annuity Trust under agreement dated February 21, 2000, 14,500 shares held by Christine S. Cumpston 2000 Grantor Annuity Trust under agreement dated February 21, 2000 and 2,000 shares held by The Cumpston Children's 2000 Trust under agreement dated February 21, 2000. Includes 197,917 shares subject to a repurchase right that lapses at a rate of 10,416 shares per month until September 2002. Includes 143,750 shares subject to a repurchase right that lapses at a rate of 6,250 shares per month until January 2003. Includes 129,167 shares subject to a repurchase right that lapses at a rate of 4,166 shares per month until September 2003. Includes 212,500 shares subject to a repurchase right that lapses at a rate of 6,250 shares per month until December 2003.

 (7) Includes 1,000,000 shares subject to an option held by Ms. Davis that is currently exercisable, which vests as to 250,000 shares in May 2001 and 20,833 shares per month thereafter until May 2004.

 (8) Includes 578,573 shares held by Mr. Jandro subject to a repurchase right that lapses at a rate of 16,071 shares per month until March 2004.

 (9) Represents 570,497 shares held by Mr. Sharma and 100,000 shares held by the rohit Trust. Includes 521 shares subject to a repurchase right that lapses at a rate of 52 shares per month until December 2001. Includes 6,667 shares subject to a repurchase right that lapses at a rate of 556 shares per month until February 2002. Includes 58,333 shares subject to a repurchase right that lapses at a rate of 4,167 shares per month until April 2002. Includes 18,056 shares subject to a repurchase right that lapses at a rate of 1,389 shares per month until April 2002. Includes 51,112 shares subject to a repurchase right that lapses at a rate of 2,222 shares per month until March 2003. Includes 106,250 shares subject to a repurchase right that lapses at a rate of 3,125 shares per month until December 2003. Includes 37,500 shares subject to a repurchase right that lapses at a rate of 1,042 shares per month until March 2004.

(10) Includes 80,400 shares held by Mr. Maffei subject to a repurchase right that lapses at a rate of 3,333 shares per month until March 2003.

(11) Includes shares held by individuals and entities affiliated with executive officers and directors including those described in notes 1-10 and shares issuable upon exercise of options exercisable within 60 days of March 1, 2001.

                            EXECUTIVE COMPENSATION

   The following table presents compensation information for the fiscal years ending December 31, 1998, 1999 and 2000 paid or accrued to our named executive officers, which includes our Chief Executive Officer and our four other most highly compensated executive officers for 2000 whose salary and bonus for the year ended December 31, 2000 was more than $100,000. We have not granted stock appreciation rights.

                      Summary Compensation Table for 2000

                                                             Long-Term
                                                        Compensation Awards
                                                    ---------------------------
                                    Annual
                                 Compensation                        Securities
 Name and FY00 Principal       -----------------    Restricted Stock Underlying
        Position          Year  Salary   Bonus          Award(s)      Options
 -----------------------  ---- -------- --------    ---------------- ----------
Hugh C. Martin........... 2000 $280,000 $    --          $ --              --
 President, Chief
  Executive Officer and   1999  270,001      --            --        1,215,834
 Chairman of the Board of
  Directors               1998  212,822   41,670           --              --

Chris A. Davis........... 2000  266,667  300,000           --        1,000,000
 Executive Vice
  President, Chief        1999      --       --            --              --
 Financial and
  Administrative
  Officer(1)              1998      --       --            --              --

William R. Cumpston...... 2000  262,500   25,000           --           50,000
 Executive Vice
  President,              1999  191,666   85,000           --          800,000
 Engineering and
  Operations(2)           1998   49,135      --            --          500,000

Robert J. Jandro......... 2000  245,833  249,250(4)        --          900,000
 Executive Vice
  President,              1999      --       --            --              --
 Global Sales and
  Services(3)             1998      --       --            --              --

Rohit Sharma............. 2000  271,307      --            --          200,000
 Chief Technology Officer 1999  147,981      --            --          256,668
                          1998   97,750   22,500           --          293,336

--------
(1) Ms. Davis commenced employment with ONI Systems in May 2000. Ms. Davis' salary on an annualized basis for 2000 was $400,000, and she received a $300,000 bonus received upon commencement of employment.

(2) Mr. Cumpston commenced employment with ONI Systems in August 1998. Mr. Cumpston's salary on an annualized basis for 1998 was $175,000.

(3) Mr. Jandro commenced employment with ONI Systems in March 2000. Mr. Jandro's salary on an annualized basis for 2000 was $295,000.

(4) Includes Mr. Jandro's commissions earned in 2000 which were paid in 2001.

                             Option Grants in 2000

   The following table presents the grants of stock options during the year ended December 31, 2000 to our named executive officers, which includes our Chief Executive Officer and our four other most highly compensated executive officers.

   All options granted generally vest over four years, either:

  . at the rate of 25% of the shares subject to the option on the first anniversary of the date of grant and 2.083% each month thereafter; or

  .  at the rate 2.083% of the shares subject to the option each month.

   Options expire ten years from the date of grant. Options were granted at an exercise price equal to the fair market value of our common stock, as determined by the board of directors as of the date of grant.

   Potential realizable values are computed by:

  . multiplying the number of shares of common stock subject to a given option by the market price per share of our common stock on the date of grant or by the initial public offering price of $25.00 per share for options granted prior to the initial public offering;

  . assuming that the aggregate option exercise price derived from that calculation compounds at the annual 5% or 10% rates shown in the table for the entire ten-year term of the option; and

  .  subtracting from that result the aggregate option exercise price.

   The 5% and 10% assumed annual rates of stock price appreciation are required by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices. The percentage of total options granted to employees in 2000 is based on options to purchase a total of 10,630,889 shares of our common stock granted to employees during 2000.

                                                                     Potential Realizable
                                    Percentage                      Value at Assumed Annual
                         Number of   of Total                        Rates of Stock Price
                         Securities  Options                        Appreciation for Option
                         Underlying Granted to Exercise                      Term
                          Options   Employees  Price Per Expiration -----------------------
Name                      Granted    In 2000    Shares      Date         5%         10%
----                     ---------- ---------- --------- ---------- ----------- -----------
Hugh C. Martin..........       --       --      $  --         --    $       --  $       --

Chris A. Davis.......... 1,000,000     9.4%       4.00     5/3/10    36,722,366  60,843,562

William R. Cumpston.....    50,000     0.5%      10.00     5/3/10     1,536,118   2,742,178

Robert J. Jandro........   900,000     8.5%       3.20     3/1/10    33,770,129  55,479,205

Rohit Sharma............    50,000     0.5%       3.20     3/1/10     1,876,118   3,082,178
                            50,000     0.5%      10.00     5/3/10     1,536,118   2,742,178
                           100,000     0.9%      88.00    9/14/10     5,534,273  14,024,934

Option Exercises and Year-End Values

   The following table presents the number of shares acquired and the value realized upon exercise of stock options during the year ended December 31, 2000 by our named executive officers. The value realized equals the fair market value of the purchased shares on the option exercise date, less the exercise price paid for those shares. The table also presents the number of shares of common stock subject to "vested" and "unvested" stock options held as of December 31, 2000. Also presented is the value of "in-the-money" options as of December 31, 2000, which represents the positive difference between the aggregate exercise price of the outstanding stock option and the aggregate fair market value of the option based on $39.5625, the closing price per share of our common stock on December 29, 2000, the last trading day of fiscal 2000, as reported on the Nasdaq National Market.

    Aggregated Option Exercises in 2000 and December 31, 2000 Option Values

                                               Number of          Value of
                                              Unexercised     Unexercised In-
                                            Options at Year- the-Money Options
                         Shares                   End           at Year-End
                        Acquired    Value   ---------------- ------------------
Name                   On Exercise Realized Vested Unvested  Vested  Unvested
----                   ----------- -------- ------ --------- ------ -----------
Hugh C. Martin........       --     $ --      --         --   $ --  $       --

Chris A. Davis........       --       --      --   1,000,000    --   35,562,500

William R. Cumpston...       --       --      --      50,000    --    1,478,125

Robert J. Jandro......   900,000      --      --         --     --          --

Rohit Sharma..........    50,000      --      --     150,000    --    1,478,125

Employee Benefit Plans

 1997 Stock Option Plan, 1998 Equity Incentive Plan and 1999 Equity Incentive
 Plan

   Our 1997 stock option plan, 1998 equity incentive plan and our 1999 equity incentive plan terminated on or prior to our initial public offering on May 31, 2000, at which time our 2000 equity incentive plan become effective. Since that time, no additional options have been granted or in the future will be granted under these plans. However, the terminations did not affect any options outstanding under these plans, all of which will remain outstanding until exercised or until the terminate or expire by their terms. Options granted under these plans are subject to terms substantially similar to those described below with respect to options granted under our 2000 equity incentive plan.

 2000 Equity Incentive Plan

   As of December 31, 2000, options to purchase 1,901,962 shares of common stock were outstanding under our 2000 equity incentive plan with a weighted average exercise price of $68.90 per share. Our 2000 equity incentive plan became effective on May 31, 2000 and serves as the successor to our 1998 equity incentive plan and our 1999 equity incentive plan. We initially reserved 7,048,905 shares of common stock to be issued under this plan. In addition, any shares issued under our 1997 stock option plan, 1998 equity incentive plan and 1999 equity incentive plan that are forfeited or repurchased by us or that are issuable upon exercise of options that become unexercisable for any reason without having been exercised in full, are available for grant and issuance under our 2000 equity incentive plan. Shares will again be available for grant and issuance under our 2000 equity incentive plan that:

  . are subject to issuance upon exercise of an option granted under our 2000 equity incentive plan that cease to be subject to the option for any reason other than exercise of the option;

  . have been issued upon the exercise of an option granted under our 2000 equity incentive plan that are subsequently forfeited or repurchased by us at the original purchase price;

  . are subject to an award granted under a restricted stock purchase agreement under our 2000 equity incentive plan that are subsequently forfeited or repurchased by us at the original issue price; or

  . are subject to a stock bonus granted under our 2000 equity incentive plan that terminates without shares being issued.

   In addition, on January 1 of each year, the aggregate number of shares reserved for issuance under our 2000 equity incentive plan automatically increases by a number of shares equal to 5% of our outstanding shares on December 31 of the preceding year. Our board of directors or compensation committee may reduce the amount of the increase in any particular year. As of January 1, 2001, following the automatic increase, options to purchase 1,901,962 shares were outstanding, and we had 13,435,551 shares of common stock available for issuance under the 2000 equity incentive plan.

   Our 2000 equity incentive plan will terminate after ten years from the date our board of directors approved the plan, unless it is terminated earlier by our board of directors. The plan authorizes the award of options, restricted stock awards and stock bonuses. No person is eligible to receive more than 1,000,000 shares in any calendar year under the plan other than a new employee of ONI Systems, who will be eligible to receive no more than 2,000,000 shares in the calendar year in which the employee commences employment.

   Our 2000 equity incentive plan is administered by our compensation committee, all of the members of which are non-employee directors under applicable federal securities laws and outside directors as defined under applicable federal tax laws. The compensation committee will have the authority to construe and interpret the plan, grant awards and make all other determinations necessary or advisable for the administration of the plan. Also, our non-employee directors are entitled to receive annual grants of options to purchase shares of our common stock, as described under "Director Compensation".

   Our 2000 equity incentive plan provides for the grant of both incentive stock options that qualify under Section 422 of the Internal Revenue Code and nonqualified stock options. Incentive stock options may be granted only to employees of ONI Systems or of a parent or subsidiary of ONI Systems. All other awards other than incentive stock options may be granted to employees, officers, directors and consultants of ONI Systems or any parent or subsidiary of ONI Systems, provided the consultants render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. The exercise price of incentive stock options must be at least equal to the fair market value of our common stock on the date of grant. The exercise price of incentive stock options granted to 10% stockholders must be at least equal to 110% of that value. The exercise price of nonqualified stock options must be at least equal to 85% of the fair market value of our common stock on the date of grant.

   Options may be exercised only as they vest or may be immediately exercisable with the shares issued subject to our right of repurchase that lapses as the shares vest. In general, options will vest over a four-year period. The maximum term of options granted under our 2000 equity incentive plan is ten years.

   Awards granted under our 2000 equity incentive plan may not be transferred in any manner other than by will or by the laws of descent and distribution. They may be exercised during the lifetime of the optionee only by the optionee. The compensation committee may determine otherwise and provide for these provisions in the award agreement, but only with respect to awards that are not incentive stock options. Options granted under our 2000 equity incentive plan generally may be exercised for a period of three months after the termination of the optionee's service to ONI Systems or a parent or subsidiary of ONI Systems. Options will generally terminate immediately upon termination of employment for cause.

   The purchase price for restricted stock will be determined by our compensation committee. Stock bonuses may be issued for past services or may be awarded upon the completion of stated services or performance goals.

 2000 Employee Stock Purchase Plan

   Our 2000 employee stock purchase plan became effective on June 1, 2000. We initially reserved 1,000,000 shares of common stock under this plan. On January 1 of each year, the aggregate number of shares reserved for issuance under our 2000 employee stock purchase plan automatically increases by a number of shares equal to 1% of our outstanding shares on December 31 of the preceding year. As of January 1, 2001, following the automatic increase, we had 2,330,890 shares of common stock available for issuance under the 2000 employee stock purchase plan. Our board of directors or compensation committee may reduce the amount of the increase in any particular year. The aggregate number of shares reserved for issuance under our 2000 employee stock purchase plan may not exceed 10,000,000 shares.

   Our 2000 employee stock purchase plan is administered by our compensation committee. Our compensation committee will have the authority to construe and interpret the plan, and its decisions will be final and binding.

   Employees generally are eligible to participate in our 2000 employee stock purchase plan if they are employed before the beginning of the applicable offering period and they are customarily employed by us, or our parent or any subsidiaries that we designate, for more than 20 hours per week and more than five months in a calendar year and are not, and would not become as a result of being granted an option under the plan, 5% stockholders of us or our designated parent or subsidiaries. Participation in our 2000 employee stock purchase plan ends automatically upon termination of employment for any reason.

   Under our 2000 employee stock purchase plan, eligible employees are permitted to acquire shares of our common stock through payroll deductions. Eligible employees may select a rate of payroll deduction between 1% and 15% of their compensation and are subject to maximum purchase limitations.

   Except for the first offering period, each offering period under our 2000 employee stock purchase plan will be for two years and consist of four six-month purchase periods. Offering periods and purchase periods begin on February 1 and August 1 of each year. Since the first offering period began on June 1, 2000 and not on February 1 or August 1, the length of the first offering period will be more than two years, and the length of the first purchase period will be more than six months.

   Our 2000 employee stock purchase plan provides that, in the event of our proposed dissolution or liquidation, each offering period that commenced prior to the closing of the proposed event will continue for the duration of the offering period, provided that the compensation committee may fix a different date for termination of the plan. The purchase price for common stock purchased under the plan is 85% of the lesser of the fair market value of our common stock on the first day of the applicable offering period or the last day of the applicable purchase period. The compensation committee has the power to change the offering dates, purchase dates and duration of offering periods without stockholder approval, if the change is announced prior to the beginning of the affected date or offering period.

   Our 2000 employee stock purchase plan is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. The plan will terminate ten years from the date the plan was adopted by our board of directors, unless it is terminated earlier under the terms of the plan. The board of directors has the authority to amend, terminate or extend the term of the plan, except that no action may adversely affect any outstanding options previously granted under the plan.

   Except for the automatic annual increase of shares described above, stockholder approval is required to increase the number of shares that may be issued or to change the terms of eligibility under our 2000 employee stock purchase plan. The board of directors is able to make amendments to the plan as it determines to be advisable if the financial accounting treatment for the plan is different from the financial accounting treatment in effect on the date the plan was adopted by the board of directors.

            COMPENSATION ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

   Hugh C. Martin. In January 1998, we entered into an at-will employment agreement with Mr. Martin. Mr. Martin initially received a base salary of $200,000 per year. Mr. Martin's current salary is $175,000 per year. He is also eligible to receive an annual performance bonus of up to $150,000. In addition, we granted Mr. Martin a stock award to purchase 8.5% of our total capital stock, subject to vesting requirements. We also granted Mr. Martin a stock award to purchase 1.5% of our total capital stock, which vested according to attainment of 1998 and 1999 milestones. In the event of a change in control of ONI Systems, 50% of the then-unvested shares subject to Mr. Martin's stock award will become fully vested.

   Chris A. Davis. In April 2000, we entered into an at-will employment agreement with Ms. Davis. Ms. Davis' initially received a base salary of $400,000 per year and received a signing bonus of $300,000. Ms. Davis' current salary is $350,000 per year and she is eligible to receive an annual performance bonus of up to $100,000. We also agreed to allow Ms. Davis to choose one of three option grants. She chose to receive an option to purchase 1,000,000 shares of common stock at an exercise price per share of $4.00. Her option is subject to vesting. Ms. Davis will be permitted to pay for the exercise of these options with a promissory note. In the event of a change of control of ONI Systems and an involuntary or constructive termination without cause of Ms. Davis' employment with us or our successor, 50% of the then-unvested shares subject to Ms. Davis' stock option will become fully vested.

   We have also agreed to loan, or guaranty a loan, of up to $3.0 million for the purchase of a principal residence by Ms. Davis. The loan will be secured by the residence and have a term of one year at an interest rate equal to the lowest legal rate. The loan must be repaid within 90 days of the termination of her employment.

   If we terminate Ms. Davis' employment without cause, she will be entitled to receive six months of her then-current salary, benefits and vesting of options. She will receive at least six months vesting if her employment is terminated within the first year of her employment.

   Robert J. Jandro. In February 2000, we entered into an at-will employment agreement with Mr. Jandro. Mr. Jandro's initially received a base salary of $295,000 per year. Mr. Jandro was also eligible to earn a commission with a target of $200,000. Mr. Jandro's current salary is $250,000 per year and he is eligible to receive an annual performance bonus of up to $250,000. We also granted him an option to purchase 900,000 shares of common stock, subject to vesting requirements. In the event of a change in control of ONI Systems, 25% of the then-unvested shares subject to Mr. Jandro's stock option and 25% of the then-unvested shares of any other securities granted to Mr. Jandro by us will become fully vested.

   This report on executive compensation and the stock performance graph which follows are required by the Securities and Exchange Commission. The information in these sections shall not be deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference. In addition, this information shall not otherwise be deemed to be "soliciting material" or filed under these Acts.

                        COMPENSATION COMMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

   Prior to our initial public offering on May 31, 2000, the entire board of directors made decisions about executive compensation, including stock option grants. Thereafter, these decisions have been and will be made by the compensation committee of the board of directors. References to the "compensation committee" in this section are intended to be references to the board of directors prior to the initial public offering and to the compensation committee thereafter. The current members of the compensation committee are Messrs. Compton and Feiber. Each is a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. Neither of Messrs. Compton or Feiber have any interlocking relationships as defined by the Securities and Exchange Commission.

General Compensation Philosophy

   The role of the compensation committee is to set the salaries and other compensation of ONI Systems' executive officers and other key employees, and to make grants of stock options and to administer the stock option and other employee equity and bonus plans. ONI Systems' compensation philosophy for executive officers is to relate compensation to corporate performance and increases in stockholder value, while providing a total compensation package that is competitive and enables ONI Systems to attract, motivate, reward and retain key executives and employees. Accordingly, each executive officer's compensation package may, in one or more years, be comprised of the following three elements:

  . base salary that is designed primarily to be competitive with base salary levels in effect for comparable positions at high technology companies that are comparable to ONI Systems and with which ONI Systems competes for executive personnel;

  . annual variable performance awards, such as bonuses, payable in cash and/or stock-based incentive awards, tied to the achievement of performance goals, financial or otherwise, established by the board of directors; and

  . long-term stock-based incentive awards that strengthen the mutuality of interests between ONI Systems' executive officers and ONI Systems' stockholders.

Executive Compensation

   Base Salary. Salaries for executive officers for the fiscal year ended December 31, 2000 were generally determined on an individual basis by evaluating each executive's scope of responsibility, performance, prior experience and salary history, as well as the salaries for similar positions at comparable companies.

   Annual Incentive Awards. ONI Systems has included performance-based bonuses, payable in cash and/or stock-based incentive awards, as part of each executive's annual compensation plan. Annual performance-based bonuses are based on mutually agreed upon goals and objectives. This practice is expected to continue and each executive's annual performance will be measured by the achievement of established goals and objectives.

   Long-Term Incentive Awards. The compensation committee believes that equity-based compensation in the form of stock options links the interests of executive officers with the long-term interests of ONI Systems' stockholders and encourages executive officers to remain employed with ONI Systems. Stock options generally have value for executive officers only if the price of our stock increases above the fair market value on the grant date and the officer remains employed with ONI Systems for the period required for the shares to vest.

   ONI Systems grants stock options in accordance with the 2000 equity incentive plan. In the fiscal year ended December 31, 2000, stock options were granted to certain executive officers as incentives for them to become employees or to aid in the retention of executive officers and to align their interests with those of ONI Systems' stockholders. Stock options typically have been granted to executive officers when the executive first joins us. The compensation committee may, however, grant additional stock options to executive officers for other reasons. The number of shares subject to each stock option granted is within the discretion of the compensation committee and is based on anticipated future contribution, ability to impact ONI Systems' future results, and performance relative to position requirements. In the fiscal year ended December 31, 2000, the compensation committee considered these factors. At the discretion of the compensation committee, executive officers may also be granted stock options to provide greater incentives to continue their employment with ONI Systems and to strive to increase the value of ONI Systems' common stock. The stock options generally become exercisable over a four-year period and are granted at a price that is equal to the fair market value of ONI Systems' common stock on the date of grant.

Chief Executive Officer Compensation

   Mr. Martin's compensation for the fiscal year ended December 31, 2000 was determined by the compensation committee in a manner consistent with the factors described above for all executive officers.

Internal Revenue Code Section 162(m) Limitation

   Section 162(m) of the Internal Revenue Code limits the tax deduction to $1.0 million for compensation paid to certain executives of public companies. Having considered the requirements of Section 162(m), the compensation committee believes that grants made pursuant to ONI Systems' stock option plans and equity incentive plans meet the requirements that such grants be "performance based" and are, therefore, exempt from the limitations on deductibility. Historically, the combined salary and bonus of each executive officer has been below the $1.0 million limit. The compensation committee's present intention is to comply with Section 162(m) unless the compensation committee feels that required changes would not be in the best interest of ONI Systems or its stockholders.

                                          COMPENSATION COMMITTEE MEMBERS

                                          Kevin R. Compton
                                          Jonathan D. Feiber

                         STOCK PRICE PERFORMANCE GRAPH

   The following table compares the cumulative total stockholder return on our common stock, the Nasdaq Composite Index and the Nasdaq Telecommunications Index from June 1, 2000, the date on which our common stock was first publicly traded on the Nasdaq National Market, to December 31, 2000. The graph assumes that $100 was invested in our common stock, the Nasdaq Composite Index and the Nasdaq Telecommunications Index on June 1, 2000, and calculates the return through December 31, 2000. The comparisons in the graph below are based on historical data (with our common stock prices based on the closing price on the dates indicated) and are not intended to forecast the possible future performance of our common stock.

                           [STOCK PERFORMANCE GRAPH]

                                                     Cumulative Total Return
                                                 -------------------------------
                                                 6/1/00 6/30/00 9/30/00 12/31/00
                                                 ------ ------- ------- --------
ONI Systems Corp. .............................. 100.00 468.81  345.25   158.25
Nasdaq Stock Market (U.S.)...................... 100.00 111.57  102.66    68.73
Nasdaq Telecommunications....................... 100.00 111.27   88.82    56.63

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Other than compensation agreements and other arrangements, which are described as required in "Director Compensation" and "Executive Compensation", and the transactions described below, since January 1, 2000, there has not been, nor is there currently proposed, any related party transaction or series of similar transactions to which we were or will be a party:

  .  in which the amount involved exceeded or will exceed $60,000; and

  . in which any director, executive officer, holder of more than 5% of our common stock on an as-converted basis or any member of their immediate family had or will have a direct or indirect material interest.

Preferred Stock Financing

   In March 2000, we sold 310,000 shares of Series G preferred stock for approximately $6.32 per share to the following executive officer and director. The following table presents the number of shares and price per share for each of these purchasers. The number of total shares on an as-converted basis reflects a one-to-one conversion to common stock ratio for each share of Series G preferred stock. Upon completion of our initial public offering, all shares of our then-outstanding preferred stock were automatically converted to common stock.

                                                                        Total
                                                                        Common
                                                            Series G    Stock
     Purchaser                                              Preferred Equivalent
     ---------                                              --------- ----------
     Andrew W. Page........................................  150,000   150,000
     Gregory B. Maffei.....................................  160,000   160,000

Loans to Executive Officers

   In connection with option exercises, the following executive officers delivered promissory notes, each with a five-year term, in the amounts and bearing interest as indicated below:

   In March 2000, we made a loan to Robert J. Jandro in connection with his exercise of an option to acquire 900,000 shares of common stock for a purchase price of $2,880,000. The loan is evidenced by a promissory note in the principal amount of $2,880,000, with interest compounded annually on the unpaid balance at a rate of 6.80% per year. As of March 1, 2001, the outstanding principal balance of this loan was $2,447,715.

   In March 2000, we made a loan to Andrew W. Page, our Vice President, Business Development, in connection with his exercise of an option to acquire 300,000 shares of common stock for a purchase price of $960,000. The loan is evidenced by a promissory note in the principal amount of $960,000, with interest compounded annually on the unpaid balance at a rate of 6.80% per year. As of March 1, 2001, the outstanding principal balance of this loan was $647,056.

   In February 2000, we made a loan to Michael A. Dillon, our Vice President, General Counsel and Secretary, in connection with his exercise of an option to acquire 70,000 shares of common stock for a purchase price of $87,500. The loan is evidenced by a promissory note in the principal amount of $87,500, with interest compounded annually on the unpaid balance at a rate of 6.56% per year. As of March 1, 2001, the outstanding principal balance of this loan was $72,703.

   In March 2000, we made a loan to Rohit Sharma in connection with his exercise of an option to acquire 50,000 shares of common stock for a purchase price of $160,000. The loan is evidenced by a promissory note in the principal amount of $160,000, with interest compounded annually on the unpaid balance at a rate of 6.80% per year. As of March 1, 2001, the outstanding principal balance of this loan was $160,000.

Persons or Entities Related to Our Officers and Directors

   We have entered into agreements with affiliates of our officers and directors.

   Williams Communications, Inc. is a stockholder of ONI Systems. Mathew W. Bross, one of our directors, serves as Senior Vice President and Chief Technology Officer of Williams Communications, Inc. In March 2000, we entered into a purchase and license agreement with Williams Communications, in which Williams Communications may, but is not obligated to, purchase $30.0 million of our products. The agreement also provided that Williams Communications purchase $1,215,506 of our products during the first quarter of calendar year 2000. The agreement expires June 30, 2001, unless terminated earlier by the parties. In December 1999, we also executed a redemption and repurchase agreement with Williams Communications, which provides us with the right to repurchase, if Williams Communications fails to purchase $30.0 million of our products and services by June 30, 2001, at $6.32 per share, the shares of Series G preferred stock owned by Williams Communications, which were converted into 1,582,904 shares of common stock. The agreement also provided Williams Communications with the right to require us to redeem the shares held by it at $8.50 per share, which right lapsed upon completion of lab trials for our ONLINE9000 product in March 2000.

       STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

   Under the proxy rules promulgated by the Securities and Exchange Commission, proposals of stockholders intended to be presented at our 2002 Annual Meeting of Stockholders must be received by us at our principal executive offices no later than December 21, 2001, the 120th day prior to the first anniversary of the date that this proxy statement was released to our stockholders, in order to be included in our proxy statement and form of proxy relating to the meeting.

   However, our bylaws provide additional time to stockholders to submit proposals to be included in our proxy statement and form of proxy relating to the meeting. Under our bylaws, nominations for directors to be elected at our 2002 Annual Meeting of Stockholders and proposals of stockholders intended to be presented at our 2002 Annual Meeting of Stockholders will be considered timely if received by us at our principal executive offices no later than the close of business on March 17, 2002, the sixtieth (60th) day prior to the first anniversary of the 2001 Annual Meeting, and no earlier than the close of business on February 15, 2002, the ninetieth (90th) day prior to the first anniversary of the 2001 Annual Meeting, in order to be included in our proxy statement and form of proxy relating to the meeting.

     COMPLIANCE UNDER SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16 of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the Nasdaq National Market. Such persons are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms that they file.

   Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that all Section 16(a) filing requirements for the year ended December 31, 2000 were met.

                                OTHER BUSINESS

   The board of directors does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the board of directors, no matters are to be brought before the Annual Meeting except as specified in the notice of the Annual Meeting. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

 WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN
    AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE PAID
        ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                                                                        ANNEX A

                               ONI SYSTEMS CORP.

           CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I. Purpose

   The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of ONI Systems Corp. (the "Company") is to assist the Board in fulfilling its statutory and fiduciary oversight responsibilities relating to the Company's financial accounting, reporting and controls. The Committee's principal functions are to:

  . monitor the periodic reviews of the adequacy of the accounting and financial reporting processes and systems of internal control that are conducted by the Company's independent auditors, the Company's financial and senior management and the Company's internal auditing department (when such a department is formed);

  . review and evaluate the independence and performance of the Company's independent auditors;

  . review and evaluate the audit performance of the Company's internal auditing department (when such a department is formed); and

  . facilitate communication among the Company's independent auditors, the Company's financial and senior management, the Company's internal auditing department (when such a department is formed) and the Board.

   The Committee will fulfill these functions primarily by carrying out the activities enumerated in Part IV of this charter. In order to serve these functions, the Committee shall have unrestricted access to Company personnel and documents, and shall have authority to direct and supervise an investigation into any matters within the scope of its duties, including the power to retain outside counsel in connection with any such investigation.

   While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company's independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and its independent auditors or to assure compliance with laws and regulations and the Company's policies and procedures.

II. Membership

   All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. Unless a chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the Committee membership.

   As of the date this charter is adopted, the Committee shall consist of three or more members of the Board, with the exact number being determined by the Board. Each member of the Committee shall be "independent" as defined by the rules of The Nasdaq Stock Market, as they may be amended from time to time (the "Rules"), except as otherwise permitted by such Rules. Each member of the Committee shall have the ability to read and understand fundamental financial statements (or become able to do so within a reasonable time after joining the Committee) and at least one member shall have prior experience in accounting, financial management or financial oversight, as required by the Rules.

III. Meetings

   Meetings of the Committee shall be held from time to time as determined by the Board and/or the members of the Committee. The Committee should meet quarterly with the independent auditors and the director of the

Company's internal auditing department (when such a department is formed) out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee. The Committee members, or the Chairman of the Committee on behalf of all of the Committee members, should communicate with management and the independent auditors on a quarterly basis in connection with their review of the Company's financial statements.

IV. Responsibilities and Duties

   The following shall be the principal recurring processes of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

   1. Review the Company's quarterly and annual financial statements, including any report or opinion by the independent auditors, prior to distribution to the public or filing with the Securities and Exchange Commission.

   2. In connection with the Committee's review of the annual financial statements:

  . Discuss with the independent auditors, management and the internal audit department (when such a department is formed) the financial statements and the results of the independent auditors' audit of the financial statements.

  . Discuss any items required to be communicated by the independent auditors in accordance with SAS 61, as amended. These discussions should include the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles, the reasonableness of significant judgments, the clarity of the disclosures in the Company's financial statements and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

   3. In connection with the Committee's review of the quarterly financial statements:

  . Discuss (as a committee or the Chairman on behalf of the Committee) with the independent auditors and management the results of the independent auditors' SAS 71 review of the quarterly financial statements.

  . Discuss (as a committee or the Chairman on behalf of the Committee) significant issues, events and transactions and any significant changes regarding accounting principles, practices, judgments or estimates with management and the independent auditors, including any significant disagreements among management and the independent auditors or the internal auditing department (when such a department is formed).

   4. Discuss any comments or recommendations of the independent auditors outlined in their annual management letter. Approve a schedule for implementing any recommended changes and monitor compliance with the schedule.

   5. Discuss with the independent auditors, management and the internal auditing department (as a committee or the Chairman on behalf of the Committee) their periodic reviews of the adequacy of the Company's accounting and financial reporting processes and systems of internal control, including the adequacy of the systems of reporting to the audit committee by each group.

   6. Periodically consult with the independent auditors and the director of the Company's internal auditing department (when such a department is formed) out of the presence of management about internal controls, the fullness and accuracy of the Company's financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee.

   7. Review on an annual basis the internal audit function of the Company (when such a department is formed), including the independence and authority of its reporting obligations and the coordination of the Company's internal audit personnel with the Company's independent auditors.

   8. Review the independence and performance of the independent auditors. Recommend to the Board of Directors the appointment or discharge of the independent auditors.

   9. Communicate with the Company's independent auditors about the Company's expectations regarding its relationship with the auditors, including the following: (i) the independent auditors' ultimate accountability to the Board and the Committee, as representatives of the Company's stockholders; and (ii) the ultimate authority and responsibility of the Board and the Committee to select, evaluate and, where appropriate, replace the independent auditors.

   10. Review and approve processes and procedures to ensure the continuing independence of the Company's independent auditors. These processes shall include obtaining and reviewing, on an annual basis, a letter from the independent auditors describing all relationships between the independent auditors and the Company required to be disclosed by Independence Standards Board Standard No. 1, reviewing the nature and scope of such relationships and discontinuing any relationships that the Committee believes could compromise the independence of the auditors.

   11. Review the independent auditors' audit plan.

   12. Approve the fees and other significant compensation to be paid to the independent auditors.

   13. Periodically review the status of any legal matters that could have a significant impact on the Company's financial statements.

   14. Annually prepare a report to the Company's stockholders for inclusion in the Company's annual proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time.

   15. Maintain minutes of meetings and periodically report to the Board of Directors on significant matters related to the Committee's responsibilities.

   16. Review and reassess the adequacy of the Committee's charter at least annually. Submit the charter to the Company's Board of Directors for review and include a copy of the charter as an appendix to the Company's proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time (currently, once every three years).

   17. Perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any stock exchange or market on which the Company's Common Stock is listed, and perform other activities that are consistent with this charter, the Company's Bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.

   18. Review the fairness of any proposed material transaction between management of the Company and the Company (excluding transactions that are subject to review by the Compensation Committee of the Board), and make recommendations regarding such transactions to the Board.

   19. Review significant reports prepared by the Company's internal auditing department to management.

                               ONI SYSTEM CORP.

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS


     This proxy is solicited on behalf of the board of directors of ONI Systems Corp.

     The undersigned hereby appoints Hugh C. Martin, Chris A. Davis and Michael
A. Dillon, or any of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all shares of common stock, $0.0001 par value per share, of ONI Systems Corp., held of record by the undersigned on March 19, 2001, at the Annual Meeting of Stockholders to be held at the Silicon Valley Conference Center, 2161 North First Street, San Jose, California, 95131, on Wednesday, May 16, 2001, at 10 a.m. Pacific Standard Time, and at any adjournments or postponements thereof.


1.  ELECTION OF DIRECTORS.

Nominees:    Kevin R. Compton
             Jonathan D. Feiber

[ ]  FOR all nominees listed                  [ ]  WITHHOLDING AUTHORITY
     above (except as indicated to the             to vote for all nominees
     contrary below)                               listed above.

     WITHHOLDING AUTHORITY
     to vote for an individual nominee.
     Write that nominee's
     name below.

     __________________________________


2. RATIFICATION OF THE SELECTION OF KPMG LLP AS ONI SYSTEMS CORP.'s INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001.

                    [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

     The board of directors recommends that you vote FOR the election of the two nominees listed in Proposal No. 1 and FOR Proposal No. 2.

     (Continued and to be signed on reverse side)

(Continued from other side)



   THIS PROXY WILL BE VOTED AS DIRECTED ABOVE. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED IN PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.


                           _____________________________________________________
                           (Print Stockholder(s) name)


                           _____________________________________________________
                           (Signature(s) of Stockholder or Authorized Signatory)


                           _____________________________________________________


                           Dated:  _________________________



     Please sign exactly as your name(s) appear(s) on your stock certificate.
If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of these persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.



   WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO
    COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN
        ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.